SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                        Commission Only (as permitted by Rule
                                        14a-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ((section))240.14a-11(c) or
            ((section))240.14a-12

                          PROGRAMMER'S PARADISE, INC.
           --------------------------------------------------------
                Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[ ] $500  per each  party to  the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3)

[ ] Fee  computed  on  table  below  per  Exchange  Act  Rules   14a-6(i)(4) and
    0-11.

   (1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------

   (5) Total fee paid:

       ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check  box  if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

       ------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:

       ------------------------------------------------------------------------

   (3) Filing Party:

       ------------------------------------------------------------------------

   (4) Date Filed:

       ------------------------------------------------------------------------
Notes:

                           PROGRAMMER'S PARADISE, INC.

                             1163 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 1998

To our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Programmer's Paradise, Inc. (the "Company") will be held at the Molly Pitcher Hotel, Red Bank, New Jersey, on June 16, 1998 at 9:00 a.m., local time, for the following purposes:

          1. To elect a Board of five  Directors  to serve until the next annual
     meeting  of  stockholders  or  until  their   successors  are  elected  and
     qualified;

          2. To consider and vote upon a proposal to approve an amendment to the Company's 1995 Stock Plan to authorize an additional 675,000 shares of Common Stock for issuance thereunder;

          3. To consider and vote upon a proposal to approve an amendment to the Company's 1995 Director Plan to authorize an additional 75,000 shares of Common Stock for issuance thereunder;

          4. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company to examine and report on its financial statements for the fiscal year beginning January 1, 1998; and

          5. To consider and take action upon such other matters as may properly come before the Meeting and any adjournment or adjournments thereof.

     The close of business on April 29, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will not be closed.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested to sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors,

                                            Roger Paradis,
                                            Chairman and Chief Executive
                                            Officer

April 30, 1998

                           PROGRAMMER'S PARADISE, INC.
                             1163 SHREWSBURY AVENUE

                          SHREWSBURY, NEW JERSEY 07702

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Programmer's Paradise, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Molly Pitcher Hotel, Red Bank, New Jersey, on June 16, 1998 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy may revoke it by written notice to the Secretary of the Company at the above-stated address at any time before it is exercised. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the stockholder votes by ballot at the Meeting.

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is April 30, 1998.

                                VOTING SECURITIES

     Only holders of shares of Common Stock, $.01 par value per share (the "Common Stock"), of record at the close of business on April 29, 1998 are entitled to vote at the Meeting. On the record date, the Company had issued and outstanding 4,824,498 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding Common Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to elect the nominees for election as directors. The affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to approve the amendment to the Company's 1995 Stock Plan and the amendment to the Company's 1995 Director Plan and also to ratify the selection of Ernst & Young LLP as the Company's independent auditors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Common Stock will not be voted on such matter. Thus, an abstention for voting on any matter has the same legal effect as a vote "against" the matter even though the stockholder may interpret such action differently. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

     If the enclosed proxy is properly executed and returned the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted (i) FOR the election of the nominees set forth under the caption "Election of Directors", (ii) FOR the amendment to the Company's 1995 Stock Plan, (iii) FOR the amendment to the Company's 1995 Director Plan and (iv) FOR ratification of Ernst & Young LLP as the independent auditors of the Company for fiscal 1998.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1998, based on information provided to the Company, by (i) each of the Company's directors, (ii) the Named Executive Officers and (iii) all executive officers and directors of the Company as a group.


                                               BENEFICIAL OWNERSHIP(1)
                                              -------------------------
              BENEFICIAL OWNER                   NUMBER      PERCENT
--------------------------------------------   ---------   ----------
         Roger Paradis(2) ..................    226,238        4.58%
         Edwin Morgens (3) .................    164,921        3.41%
         Allan Weingarten (4) ..............      4,750           *
         Daniel Bricklin (5) ...............     23,775           *
         F. Duffield Meyercord (6) .........     23,775           *
         William Willett (7) ...............     10,000           *
         Peter Lorenz (8) ..................    262,594        5.33%
         Joseph Popolo (9) .................    103,050        2.09%
         John Broderick (10) ...............     49,657        1.02%
         Jeffrey Largiader (11) ............     61,700        1.26%
         Kathleen Innacelli (12) ...........     37,750           *
         Peter Lindsey (10) ................     16,825           *
         Massimo Freschi (10) ..............      4,750           *
         All Directors and Officers as a
          Group (13) .......................    994,472       18.57%


----------
*    Less than 1 percent.

     (1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has "beneficial ownership" with respect to the shares set forth opposite such person's name. The information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the Securities and Exchange Commission, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

     (2) Includes options to purchase 118,738 shares of Common Stock. Includes 7,500 shares of Common Stock owned by his children with respect to which Mr. Paradis disclaims beneficial ownership.

     (3) Includes options to purchase 11,625 shares of Common Stock. Also includes 36,439 shares of Common Stock held by a trust for the benefit of Mr. Morgens' daughter, with respect to which Mr. Morgens disclaims beneficial ownership.

     (4)  Includes options to purchase 3,750 shares of Common Stock.

     (5)  Includes options to purchase 11,250 shares of Common Stock.

     (6)  Includes options to purchase 12,525 shares of Common Stock.

     (7)  Includes options to purchase 4,687 shares of Common Stock.

     (8)  Includes options to purchase 103,000 shares of Common Stock.

     (9)  Includes options to purchase 99,050 shares of Common Stock.

     (10) Includes options to purchase Common Stock.

     (11) Includes options to purchase 59,200 shares of Common Stock.

     (12) Includes options to purchase 34,750 shares of Common Stock.

     (13) See footnotes 1 through 12 above.

     The following stockholders are known by the Company to own beneficially more than 5% of the Company's Common Stock as of March 31, 1998:


                                            BENEFICIAL OWNERSHIP
                                            --------------------
             BENEFICIAL OWNER                 NUMBER     PERCENT
         --------------------------------   ---------   --------
         Heartland Advisors Inc.
          790 North Milwaukee Street
          Milwaukee, WI 53202 ...........   337,000        7.0%

         The TCW Group, Inc.
          865 South Figueroa Street
          Los Angeles, CA 90017 .........   299,100        6.2%


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Meeting, five Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying proxy will be voted for the election as Directors of the nominees listed below, all of whom are currently Directors, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

     Set forth below is certain information with respect to each nominee:


             NAME                      AGE                POSITION(S)
-----------------------------------   -----   ----------------------------------

Roger Paradis .....................   53      President, Chief Executive Officer
                                              and Chairman of the Board
F. Duffield Meyercord(1) ..........   51      Director
Edwin H. Morgens(2) ...............   56      Director
William Willett(2) ................   61      Director
Allan Weingarten(1) ...............   60      Director


----------
(1)  Member of Audit Committee

(2)  Member of Compensation Committee

     ROGER PARADIS joined the Company in 1988 as President, Chief Executive Officer and a Director. Mr. Paradis has over twenty years experience in business planning, financial management and product marketing. Prior to joining the Company, Mr. Paradis was President of Amerinex Corporation, a private venture capital firm in Saddle Brook, New Jersey. Mr. Paradis graduated from the United States Naval Academy at Annapolis and the Navy's Nuclear Power School and has a M.B.A. degree from The Harvard Graduate School of Business Administration.

     F. DUFFIELD MEYERCORD has served as a director of the Company since December 1991. Mr. Meyercord is the Managing Director and founder of Meyercord Advisors, Inc. and a partner and founder of Venturtech Management Inc., an affiliate of the Venturtech Group, both of which are management consulting firms. Mr. Meyercord currently serves as a director of the Peapack Gladstone Bank. Mr. Meyercord has a B.A. degree in accounting and economics from Birmingham-Southern College.

     EDWIN H. MORGENS was a founder of the Company and has served as a director of the Company since 1982. Mr. Morgens is and has been the Chairman and co-founder of Morgens, Waterfall, Vintiadis & Co. Inc., an investment firm in New York, New York since 1968. Mr. Morgens currently serves as a director of two other public companies: Sheffield Exploration Co. and Intrenet, Inc. Mr. Morgens has a B.A. degree in English from Cornell University and a M.B.A. degree from The Harvard Graduate School of Business Administration.

     WILLIAM WILLETT has served as a director of the Company since 1996. Mr. Willett was the former President and Chief Operating Officer as well as a board member of Colorado Prime Foods located in New York until his retirement in 1997. Mr. Willett also serves on the board of directors of Concord Financial Services, Inc. Mr. Willett has a B.A. degree in Marketing from the University of Bridgeport.

     ALLAN  D.  WEINGARTEN  was  appointed  to the  Board  in  April  1997.  Mr.
Weingarten is a former partner of Ernst & Young LLP, having served as the engagement audit partner to the Company until his retirement in 1995. Mr. Weingarten currently is the Executive Vice President and Chief Financial Officer of VoCall Communications Corp. Mr. Weingarten holds a B.A. degree in Business Administration from Pace University.

     All directors hold office until the next annual meeting of stockholders and until their successor are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among any of the directors or executive officers of the Company.

     The Board of Directors held four meetings during the last fiscal year. None of the directors attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member, held during the period in which he was a director or a committee member, as applicable.

     The Compensation Committee, presently consisting of Messrs. Willett and Morgens, reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company's employees, directors and consultants. The Compensation Committee held two meetings during the last fiscal year. The Audit Committee, consisting of Messrs. Meyercord and Weingarten meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held two meetings during the last fiscal year. There is no nominating committee of the Board of Directors.

     The directors of the Company receive a fee of $1,000 per quarter and $500 per meeting for their services and are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. In April 1995, the Company adopted the 1995 Director Plan pursuant to which the Company's directors receive automatic grants of options to purchase shares of Common Stock, and Messrs. Morgens, and Meyercord were each granted options to purchase 18,750 shares of Common Stock, which vest in an installment of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vests in equal quarterly installments of 5%, and have an exercise price of $4.00 per share. Messrs. Willett and Weingarten also received similar grants upon their election to the board at the appropriate fair market value of the stock on the date of grant See "Stock Option Plans."

     COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Section 16(a) under the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's officers and directors and holders of more than ten percent of the Company's outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon a review of such forms, or on written representations from certain reporting persons that no reports were required for such persons the Company believed that during 1997 all required events of its officers, directors and 10% stockholders required to be so reported, have been filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the last three completed fiscal years, the annual and long-term compensation for services in all capacities of the Company's Chief Executive Officer and the six other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                                     ------------------------------ -----------------------
                                                                                           SECURITIES
                                           FISCAL                                          UNDERLYING           ALL OTHER
           NAME AND POSITION             YEAR ENDED         SALARY          BONUS          OPTIONS(#)        COMPENSATION(1)
--------------------------------------- ------------ ------------------- ---------- ----------------------- ----------------
Roger Paradis, President and                1997        $  210,000        $ 50,000           50,000 (3)          $6,545
Chief Executive Officer ...............     1996           187,750          56,664           24,800 (4)           6,251
                                            1995           175,000         120,145           37,500 (6)           6,778
Peter Lorenz, Executive Vice
 President European                         1997           161,000         206,721           20,000 (3)              --
 Operations ...........................     1996           165,476          51,515               --                  --
                                            1995           184,285          81,052           15,000 (7)              --
Joseph Popolo, Executive Vice               1997           168,600          10,000           11,000 (3)           4,982
 President Domestic                         1996           157,500          43,387           19,100 (4)           3,596
 Operations (12) ......................     1995           138,077          34,727           86,250 (8)           3,129

John P. Broderick, Vice President           1997           137,150          20,000           11,000 (3)           4,487
 of Finance and Chief Financial             1996           127,500          35,252           27,500 (4)(5)        4,093
 Officer ..............................     1995            86,846          30,097           37,500 (9)           2,844

Jeffrey Largiader Vice President            1997           118,000               0           14,000 (3)           3,888
 Marketing ............................     1996           111,000          30,642           13,300 (4)           3,647
                                            1995           101,667          24,309            7,875 (6)           3,495

Peter Lindsey, Vice President               1997           124,194          52,379            6,000 (3)              --
 Pan-European Catalog                       1996           110,019          27,505               --                  --
 Operations ...........................     1995            10,607 (11)      7,872           25,000 (10)             --

Kathleen Innacelli, Vice President          1997            96,800               0            5,000 (3)           6,562 (2)
 Fulfillment Operations ...............     1996            89,550          24,622           10,900 (4)           6,605 (2)
                                            1995            84,700          19,864            4,125 (6)           5,578 (2)

----------
(1) Represents (i) matching contributions paid by the Company to such executive's account under the Company's 401(k) Plan and (ii) premiums paid by the company in respect of term life insurance for the benefit of such executive.

(2) Also includes $2,645, $3,061 and $2,503 in tuition payments in 1997, 1996 and 1995 respectively.

(3) Options to purchase Common Stock with an exercise price of $6.875 per share, vesting in equal annual installments over a five year period and includes 291 options to purchase Common Stock with an exercise price of $6.875 per share which are fully vested for a senior executive.

(4) Non-qualified Options to purchase Common Stock with an exercise price of $5.875 per share, which are fully vested.

(5) Includes 11,000 Options to purchase Common Stock with an exercise price of $5.625 per share, vesting in equal annual installments over a three-year period.

(6) Options to purchase Common Stock with an exercise price of $4.00 per share vest in equal annual installments over a five-year period.

(7) Options to purchase Common Stock with an exercise price of $0.67 per share, vest in equal monthly installments over a four year period

(8) Includes options to purchase 75,000 shares of Common Stock with an exercise price of $1.00 per share, which vest in equal monthly installments over a three year period and options to purchase 11,250 shares of Common Stock with an exercise price of $4.00 per share, which vest in equal annual installments over a five year period.

(9) Options to purchase Common Stock have an exercise price of $4.00 per share and vest in equal monthly installments over a four-year period.

(10) Options to purchase Common Stock have an exercise price of $7.50 per share and vest in equal quarterly installments over a five-year period.

(11) Mr. Lindsey was hired by the Company in November 1995. Represents the portion of his annual salary paid in 1995 since such date.

(12) Mr. Popolo's employment with the Company was terminated on April 22, 1998.

EMPLOYEE BENEFIT PLANS

     The Company provides all employees, including executive officers, with group medical, dental and disability insurance on a non-discriminatory basis. Employees are required to contribute 20% of the premium costs of such policies. The Company has a 401(k) savings and investment plan intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for its domestic employees, which permits employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. The Company matches 50% of domestic employee contributions up to the first 6% of compensation. The Company's total contributions for 1997 were approximately $82,000.

     The Company maintains a performance bonus plan for its senior executive which provides for a bonus of up to 25% of the executive's base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved and also provides for additional incentive bonuses based upon pre-established metrics. (the "Performance Bonus Plan"). The Performance Bonus Plan also provides for an increase in the available bonus pool for performance in excess of a specified net income after tax performance target (the "over target bonus"). In 1997, such over target bonus was set at 12% of the amount by which the Company's net income after taxes exceeds the performance target. The Company paid aggregate cash bonuses of $80,000 to officers and senior executives pursuant to this bonus plan for the 1997 fiscal year. Subject to approval by its Board of Directors, the Company anticipates that this bonus plan will continue in effect for the 1998 fiscal and subsequent years and that bonuses under this plan in the 1998 fiscal year and thereafter will be based on the Company's meeting or exceeding profitability targets established by the Compensation Committee.

STOCK OPTION PLANS

     1986 STOCK OPTION PLAN. The Company's 1986 Stock Option Plan (the "1986 Option Plan") expired in accordance with its terms in March 1996. Pursuant to the 1986 Stock Option Plan "incentive stock options" ("ISO" or "ISOs") to purchase shares of Common Stock were granted to officers and other key employees (some of whom are also directors) of the Company. Additionally, the Directors of the Company were granted non-qualified options pursuant to the 1986 Option Plan. A total of 567,336 shares of Common Stock are subject to outstanding options and have been reserved for issuance under the 1986 Option Plan, with exercise prices ranging from $0.24 to $6.00 per share. Due to its expiration and termination, no additional options may be granted under the 1986 Stock Option Plan.

     1995 STOCK PLAN. The purpose of the Company's 1995 Stock Plan (the "1995 Stock Plan") is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and employees of the Company and any present or future subsidiary are provided with opportunities to purchase shares of Common Stock of the Company pursuant to options which may qualify as ISOs, or which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such persons may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company
("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights." The 1995 Stock Plan contains terms and conditions relating to ISOs necessary to comply with the provisions of Section 422 of the Code.

     The 1995 Stock Plan currently authorizes the grant of Stock Rights to acquire up to 462,500 shares of Common Stock. A total of 419,000 shares of Common Stock are presently subject to outstanding Options under the 1995 Stock Plan at exercise prices ranging from $4.00 to $12.38 per share. Unless sooner terminated, the 1995 Stock Plan will terminate on April 21, 2005. The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non--

Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any present or future subsidiary, the ISO expires no more than five years from its date of grant.

     1995 NON-EMPLOYEE DIRECTOR PLAN. The purpose of the Company's 1995 Non-Employee Director Plan (the "1995 Director Plan") is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors ("Outside Directors"). The 1995 Director Plan authorizes the grant of options for up to 112,500 shares of Common Stock and provides for automatic grants of nonqualified stock options to Outside Directors. Under the 1995 Director Plan, each current Outside Director has received, and each Outside Director who first joins the Board after April 1995 will automatically receive at that time, options to purchase 18,750 shares of Common Stock. The 93,750 options granted to the current Outside Directors have exercise prices ranging from $4.00 to $7.50. All options granted to Outside Directors have an exercise price equal to 100% of the fair market value on the date of grant. There are currently 11,250 shares of Common Stock available for grant under the 1995 Director Plan. The 1995 Director Plan requires that options granted thereunder will expire on the date, which is ten years from the date of grant. Each option granted under the 1995 Director Plan becomes exercisable over a five-year period, and vests in an installment of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vests in equal quarterly installments of 5%.

     OPTIONS. The following tables set forth certain information with respect to stock options granted to and exercised by the Named Executive Officers during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZED
                                                    INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                             ----------------------------------------------------------------     ANNUAL RATE OF
                                                                                                     STOCK PRICE
                                NUMBER OF         % OF TOTAL                                      APPRECIATION FOR
                                SECURITIES         OPTIONS                                         OPTION TERM(4)
                                UNDERLYING        GRANTED TO         EXERCISE                 ------------------------
                                 OPTIONS          EMPLOYEES          PRICE PER     EXPIRATION
            NAME                GRANTED(#)    IN FISCAL YEAR(1)   SHARE($/SH)(2)    DATE(3)        5%($) 10%($)
---------------------------- --------------- ------------------- ---------------- ----------- -----------------------
Roger Paradis ..............      50,000(5)          18.91%          $ 6.875       03/18/07    $216,183    $547,849
Peter Lorenz ...............      20,000(5)           7.56%          $ 6.875       03/18/07    $ 86,473    $219,140
Joseph Popolo ..............      11,000(5)           4.16%          $ 6.875       03/18/07    $ 47,560    $120,527
John Broderick .............      11,000(5)           4.16%          $ 6.875       03/18/07    $ 47,560    $120,527
Jeffrey Largiader ..........      14,000(5)           5.30%          $ 6.875       03/18/07    $ 60,531    $153,398
Peter Lindsey ..............       6,000(5)           2.27%          $ 6.875       03/18/07    $ 25,942    $ 65,742
Kathleen Innacelli .........       5,000(5)           1.89%          $ 6.875       03/18/07    $ 21,618    $ 54,785

----------
(1) Based on a total of 264,400 options granted to employees and directors of the Company in fiscal 1997, including the Named Executive Officers.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(3) The options granted have a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(4) The potential realizable value is calculated based upon the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(5) Options to purchase Common Stock with an exercise price of $6.875 per share vest in equal annual installments over a five-year period.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                  VALUE TABLE

                                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED         IN-THE MONEY OPTIONS
                                                                         OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END (1)
                                                                        ----------------------------- ----------------------------
                                  SHARES ACQUIRED
              NAME                ON EXERCISE (#)   VALUE REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------- ----------------- -------------------- ------------- --------------- ------------- --------------
Roger Paradis ..................           --                 --            96,393        77,345        $ 676,069      $288,113
Peter Lorenz ...................           --                 --           113,498        41,502          968,020       207,205
Joseph V. Popolo ...............        4,000             29,500            94,600        17,750          685,663        63,781
John P. Broderick ..............        2,000             11,125            42,385        31,615          190,923       126,390
Jeffrey Largiader ..............           --                 --            52,275        21,275          387,163        82,595
Peter Lindsey ..................           --                 --            12,500        18,500           23,438        38,438
Kathleen Innacelli .............       11,000             87,110            32,250         8,150          225,817        31,679

----------
(1) Calculated on the basis of the fair market value of the Common Stock of the Company on December 31, 1997 of $9.375 per share as determined by the closing price for the Company's Common Stock as reported on the NASDAQ National Market.

EMPLOYMENT AGREEMENTS

     Each of the Named Executive Officers has entered into an agreement that includes a covenant not-to-compete and a confidentiality provision (a "Confidentiality and Non-Compete Agreement"). The covenant not-to-compete prohibits the executive for a period of one year after termination from engaging in a competing business. Such covenant also prohibits the executive from directly or indirectly soliciting the Company's customers or employees.

     The Company entered into an employment letter with Roger Paradis in May 1995 which provides for a base salary of $175,000 per year, with increases and an annual bonus to be determined by the Board of Directors, the grant of certain stock options, an automobile allowance, participation in the Company's benefit plans and the right to designate a beneficiary to receive $500,000 of the $1.5 million key man insurance policy maintained by the Company. Mr. Paradis has the right to terminate his employment at any time on not less than 60 days' prior written notice. The Company has the right to terminate Mr. Paradis' employment for "cause" (as defined in the employment letter), on 30 days' prior written notice or without cause on 90 days' prior written notice. In the event that Mr. Paradis' employment is terminated by the Company for any reason, he is entitled to receive severance payments, including salary, benefits and automobile allowance, for a period of four months from the date of termination, with an automatic extension for an additional four months if Mr. Paradis has not achieved employment in such time period. Additionally, in the event that a change of control of the Company occurs (as described in the employment letter) and Mr. Paradis elects to terminate his employment with the Company within 18 months thereafter, Mr. Paradis is entitled to receive in a lump-sum distribution, an amount equal to two-thirds (2/3) of his then current annual salary, plus any bonus he may have earned for the most recently completed full year of employment, plus his pro-rata bonus for the year of termination, at such time as he gives the Company written notice of such election.

     The Company's employment letter with Joseph V. Popolo provides for a base salary of $150,000 per year and the grant of options to purchase 75,000 shares of Common Stock at an exercise price of $1.00 per share, vesting monthly over a three-year period. Mr. Popolo is entitled to participate in the Performance Bonus Plan and to receive the same employee benefits as the other executive officers of the Company and up to six-months of severance payments, which include his then current base salary and health insurance benefits. Mr. Popolo has also entered into a Confidentiality and Non-Compete Agreement. Mr. Popolo's employment with the Company was terminated on April 22, 1998.

     The Company's employment letter with John P. Broderick provides for a base salary of $120,000 per year and the grant of options to purchase 37,500 shares of Common Stock at an exercise price of $4.00 per share, vesting over a four-year period. Mr. Broderick is entitled to participate in the Performance Bonus Plan and up to six-months of severance payments, which include his then current base salary and health insurance benefits. Mr. Broderick has entered into a Confidentiality and Non-Compete Agreement.

     In June 1994, in connection with the acquisition by the Company of ISP*D International Software Partners GmbH ("ISP*D"), the Company's German subsidiary, Peter Lorenz entered into an Employment Agreement with the Company and ISP*D, dated as of May 26, 1994, for a term of five years and providing for a salary of DM 238,000 (approximately $173,000) per year. Additionally, Mr. Lorenz was granted options to purchase shares of Common Stock and is entitled to a performance bonus of up to DM 100,000 (approximately $55,000) per year contingent upon reaching agreed-upon performance targets, the use of a luxury automobile, and a direct pension insurance payment in an approximate amount of DM 3,000 (approximately $1,700) per year. The Company may terminate Mr. Lorenz's employment at any time after May 31, 1996 and in such event Mr. Lorenz is entitled to receive severance benefits, which include salary (at a rate equal to his then base salary for the first year and one-half of the base salary for the second year), automobile reimbursement and health insurance benefits for a two-year period (unless replacement employment is obtained prior to the expiration of such period, in which case certain amounts are offset from the amounts due thereunder). Mr. Lorenz's Employment Agreement also contains provisions protecting the Company and ISP*D, including a covenant not-to-compete and a confidentiality provision. The covenant not-to-compete prohibits Mr. Lorenz for a period of two years after termination from engaging in a competing business. Such covenant also prohibits the executive from directly or indirectly soliciting the Company's customers or employees.

                              CERTAIN TRANSACTIONS

     The Company has adopted a policy whereby all transactions between the Company and its principal officer, directors and affiliates must be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's board of directors.

     The Company has not entered into any transactions required to be disclosed pursuant to this item.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Edwin H. Morgens and William Willett served as members of the Compensation Committee during the last completed fiscal year. Neither Messrs. Morgens and Willett (i) was, during the last completed fiscal year, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the registrant or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K which has not been already disclosed.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In evaluating the reasonableness of compensation paid to the Company's executive officers, the Compensation Committee takes into account, among other factors, how compensation compares to compensation paid by competing companies, individual contributions and the Company's performance. Base salary is determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at similar companies. The Company also maintains the Performance Bonus Plan for its senior executive which provides for a bonus of up to 25% of the executive's base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved. The Performance Bonus Plan also provides for an increase in the available bonus pool for performance in excess of a specified net income after tax performance target. For a further discussion of the Performance Bonus Plan, and amounts paid in respect of the 1997 fiscal year, see the discussion under "Employee Benefit Plans."

     It is the Company's policy that the compensation of executive officers also be based, in part, on the grant of stock options as an incentive to enhance the Company's performance. Stock options are granted based upon a review of such executive's responsibilities and relative position in the Company, such executive's overall job performance and such executive's existing stock option position. In 1997, in accordance with the above criteria, the executive officers received stock options, which are exercisable ratably over a five-year period.

     The compensation of the Company's Chief Executive Officer in 1997 consisted of base salary, performance-based cash bonuses and stock option grants. Of the total cash bonus earned, 50% was based upon reaching preset consolidated net income targets (i.e. the Performance Bonus Plan). Stock option grants to the Chief Executive Officer were made in line with those granted to other executive officers primarily considering responsibilities and relative position to other members of the senior management team. Base salary level was established considering base salaries of other Chief Executive Officers with similar executive responsibilities.

   The Compensation Committee
   --------------------------


   William Willett
   Edwin H. Morgens

                          STOCK PRICE PERFORMANCE GRAPH



     The following graph and table illustrates a comparison of cumulative shareholder return among the Company, the Standard & Poor's Midcap 400 Index and an index of peer companies selected by the Company (the "Custom Peer Group Index"). The members of the peer group are as follows: Creative Computers, Inc., Egghead Inc., Merisel, Inc., Microwarehouse, Inc. and Software Spectrum, Inc. For the purpose of calculating the peer group average, the returns of each company have been weighted according to its market capitalization. The measurements assume that on July 18, 1995 (the effective date of the Company's Registration Statement on Form S-1), $100 was invested, alternatively, in the Company's Common Stock, the Standard & Poor's Midcap 400 Index an the Custom Peer Group Index.



                                [GRAPHIC OMITTED]



                                             BASE
                                            PERIOD         RETURN         RETURN         RETURN         RETURN         RETURN
                                           7/18/95        12/31/95        3/31/96        6/30/96        9/30/96        9/30/96
                                        -------------   ------------   ------------   ------------   ------------   ------------
Programmer's Paradise, Inc. .........     $  100.00      $   67.50      $   56.25      $   61.25      $   65.00      $   72.50
S&P MIDCAP 400 INDEX ................     $  100.00      $  105.89      $  112.41      $  115.65      $  119.01      $  126.22
PEER GROUP ..........................     $  100.00      $   78.52      $   71.94      $   97.93      $  105.86      $   61.89


                                           RETURN         RETURN          RETURN         RETURN
                                           3/31/97        6/30/97        9/30/97        12/31/97
                                        -------------   ------------   ------------   ------------
Programmer's Paradise, Inc. .........    $   68.75      $   95.00       $  132.50      $   93.75
S&P MIDCAP 400 INDEX ................    $  124.35      $  142.62       $  165.56      $  166.94
PEER GROUP ..........................    $   59.58      $   70.85       $  104.33      $   73.30

                                   PROPOSAL 2
                        AMENDMENT TO THE 1995 STOCK PLAN

     In 1995, the Board of Directors of the Company adopted and the stockholders approved the 1995 Stock Plan for the Company and its subsidiaries. In 1996, the 1995 Stock Plan was amended to reserve an additional 200,000 shares of Common Stock for issuance under the 1995 Stock Plan. As of March 31, 1998, there were 38,000 shares of Common Stock available for issuance under the 1995 Stock Plan. The Company has used incentive stock options in conjunction with its recent acquisitions to provide incentives for the retention of seller/managers of acquired companies. The Company believes it to be in the Company's best interests to have options available to provide incentives to key employees of companies which may be acquired in the future as well as continuing employees. Because of the limited number of remaining shares, the Board of Directors authorized additional shares for future awards, subject to stockholder approval. The 675,000 additional shares for which approval is sought represents approximately 14% of the Company's outstanding shares of Common Stock at March 31, 1998 and approximately 12.7 % of the Company's outstanding shares on a fully diluted basis on that date.

AMENDMENT TO THE 1995 STOCK PLAN

     On March 12, 1997, the Board of Directors of the Company, subject to and effective upon stockholder approval, adopted an amendment to the 1995 Stock Plan to reserve an additional 675,000 shares of Common Stock for issuance under the 1995 Stock Plan.

     DESCRIPTION OF THE 1995 STOCK PLAN. If the amendment is approved, a total of 1,137,500 shares of Common Stock will be reserved for issuance upon the exercise of options or in connection with awards or direct purchases of stock under the 1995 Stock Plan (subject to adjustment for capital changes). Shares subject to Options which for any reason expire or are terminated unexercised may again be available for grant under the 1995 Stock Plan. Unless sooner terminated, the 1995 Stock Plan will terminate on April 21, 2005, see "Executive Compensation - 1995 Stock Plan" for a description of the 1995 Stock Plan. The complete text of the 1995 Stock Plan is attached as Exhibit A hereto and the foregoing description contained herein is qualified in its entirety by the full text of the 1995 Stock Plan.

     The 1995 Stock Plan is administered by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company which, subject to the terms of the 1995 Stock Plan, has the authority to determine to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. The Compensation Committee may, from time to time, adopt amendments, certain of which are subject to stockholder approval, and may terminate the 1995 Stock Plan at any time (although such action shall not affect Stock Rights previously granted). Holders of Stock Rights are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the ISO expires no more than five years from its date of grant.

     Exercise of any Stock Right, in whole or in part, under the 1995 Stock Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the Common Stock in full, or, at the discretion of the Compensation Committee, (i) by the delivery of shares of Common Stock of the Company, valued at fair market value, a promissory note, or any combination thereof, or (ii) through an exercise notice payment procedure. The 1995 Stock Plan contains terms providing for the exercise of Stock Rights by or on behalf of former and deceased employees. ISOs granted pursuant to the 1995 Stock Plan are not assignable or transferable other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee. As of April 24, 1998, the market value of the securities underlying the additional 657,000 shares of Common Stock authorized for issuance under the 1995 Stock Plan was $6,328,125.

  FEDERAL INCOME TAX CONSEQUENCES.

     INCENTIVE STOCK OPTIONS. The following general rules are applicable for Federal income tax purposes under existing law to employees who receive and exercise ISOs granted under the 1995 Stock Plan:

     Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon exercise of the ISO. If shares acquired upon exercise of an ISO are disposed of after the later of (i) two years following the date the Option was granted, or (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of the Option, the difference between the amount realized on such disposition of the shares and the exercise price will be treated as long-term capital gain or loss to the optionee. Under recent legislation, the maximum federal income tax rate applicable to long-term capital gain with respect to shares held more than 18 months was lowered to 20% and the maximum federal income tax rate applicable to long-term capital gain on shares held more than one year but not more than 18 months remains at 28%.

     If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then in most cases any excess of the fair market value of the shares at the time of exercise of the Option over the exercise price, or, if less, the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disqualifying disposition. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares. In addition the special rules applicable to ISOs will not apply if the optionee is not employed by the Company at all times during the period from the date the Option is granted through the date three months before the date the Option is exercised (one year in the case of permanent disability). Failure to satisfy this requirement will result in the Option being treated as a Non-Qualified Option. See the discussion of Non-Qualified Options below.

     In general, no tax deduction is allowed to the Company upon either grant or exercise of an ISO under the 1995 Stock Plan. However, in any year that an optionee recognizes compensation income on a disqualifying disposition of shares acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

     An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock ("old stock") to the Company in exchange for the Common Stock received upon exercise of the ISO ("option stock"), if the optionee's ISO agreement so provides. In general, if an optionee exchanges old stock for option stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock, and shares acquired upon exercise of the ISO will not be subject to tax as explained above until the shares are sold. However, an exception exists to this rule when the old stock is "statutory option stock" (as defined below) that has been held for a period less than the applicable holding periods under the Code. In that event, the optionee will realize ordinary compensation income with respect to the old stock in an amount equal to the lesser of (i) the excess of the fair market value of the option stock on the date of exercise of the ISO over the basis of the old stock, or (ii) the fair market value of the old stock on the date it was originally exercised over the original option exercise price. "Statutory option stock" consists of stock acquired through the exercise of a "qualified stock option," "incentive stock option," an option acquired under an "employee stock purchase plan" or a "restricted stock option," as these terms are defined in the Code. Further, if the old stock used to exercise an ISO is Restricted Stock (as defined below), exercise of the ISO with such Restricted Stock may be treated as the lapse of the restrictions imposed on such Restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

     NON-QUALIFIED OPTIONS. The following general rules are applicable for Federal income tax purposes under existing law to holders of Non-Qualified Options and to the Company.

     The optionee does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a deduction by reason of such grant. The optionee will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. In accordance with the terms of the option plans, the Company may require the optionee to pay to the Company an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time of the exercise of the Option. If the Company withholds shares instead of cash to satisfy this withholding tax obligation, the optionee nonetheless will be required to include in income the compensation income attributable to the shares withheld. When the optionee sells the shares, such optionee will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and such optionee's basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than the statutory holding period, this gain or loss will be a long-term capital gain or loss. To qualify for the lowest capital gain rate, the statutory holding period has recently been changed to 18 months. In general, the Company will be entitled to a tax deduction in the year in which compensation income attributed to the Non-Qualified Options is recognized by the optionee. The foregoing rules are based upon the assumptions that (i) the Options do not have a readily ascertainable fair market value at the date of grant and (ii) the Common Stock acquired by exercising the Non-Qualified Option is either transferable or not subject to a "substantial risk of forfeiture" (as such terms are defined in regulations under Section 83 of the Code).

     An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of old stock to the Company in exchange for the Common Stock received upon exercise of the option ("Non-Qualified Option stock"), if the optionee's Non-Qualified Option agreement so provides. In general, if an optionee exchanges old stock for Non-Qualified Option stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock. However, if the fair market value of the Non-Qualified Option stock received exceeds the fair market value of the old stock (at the time of exercise) delivered to acquire the Non-Qualified Option stock, the transaction will be separated into two parts for tax purposes. In the first part, the number of shares of old stock delivered will be deemed exchanged, tax-free, for a like number of shares of the Non-Qualified Option stock received, and the basis of the shares so received will be the same as the basis of the shares of old stock delivered. In the second part of the transaction, the balance of the shares of Non-Qualified Option stock received will be treated as ordinary compensation income, and the fair market value of these shares will constitute both the amount of compensation income with respect to, and the basis for, such shares. Further, if the old stock used to exercise a Non-Qualified Option is Restricted Stock (as defined below), and the Common Stock acquired on exercise of the Non-Qualified Option is not subject to restrictions substantially similar to those imposed on such Restricted Stock, exercise of the Non-Qualified Option with such Restricted Stock will be treated as the lapse of the restrictions imposed on such Restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

     SPECIAL RULES FOR RESTRICTED STOCK. Common Stock that is subject to restrictions on transfer and also to a substantial risk of forfeiture (as defined in regulations under Section 83 of the Code), referred to herein as "Restricted Stock," is subject to special tax rules. If the Common Stock acquired on the exercise of a Non-Qualified Option or pursuant to an Award or Purchase is Restricted Stock, the amount of income recognized by the optionee generally will be determined as of the time the restrictions lapse, and will be equal to the difference between the amount paid for the Restricted Stock and the fair market value of the Restricted Stock at that time. In that case, the payment to the Company of withholding taxes will be required as the income arises, i.e., at the time the transfer restrictions on the stock lapse or the substantial risk of forfeiture no longer exists.

     Due to certain securities law restrictions, the Common Stock acquired by officers and directors of the Company who exercise Non-Qualified Options will be treated for tax purposes as Restricted Stock. Similarly, the Common Stock acquired by officers and directors of the Company who exercise ISOs will be treated for alternative minimum tax purposes (but not regular tax purposes) as Restricted Stock.

     If an optionee transfers Restricted Stock to the Company to exercise an ISO, the restrictions on such Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time. Similarly, if the optionee transfers Restricted Stock to the Company to exercise a Non-Qualified Option, and the stock received by the optionee on exercise is not subject to restrictions substantially similar to those imposed on such Restricted Stock, the restrictions on that Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time.

     Under Section 83(b) of the Code, an election is available to the optionee to include in gross income, in the taxable year that Restricted Stock is first transferred to the optionee, the amount of any excess of the fair market value (as determined under Section 83) of the Restricted Stock over the amount (if any) paid for such stock. If this election is made and the optionee pays the tax in year such election is made, no further tax liability will arise at the time the transfer restrictions on the Restricted Stock lapse or the substantial risk of forfeiture no longer exists. However, if shares of Restricted Stock for which a Section 83(b) election is in effect are forfeited while such shares are both nontransferable and subject to a substantial risk of forfeiture, the loss realized by the optionee on the forfeiture, for federal income tax purposes, is limited to the amount paid for such shares (not including any compensation income recognized by the optionee at the time of transfer) less any amount realized by the optionee on such forfeiture. Restricted Stock acquired by exercising an ISO generally is not subject to the rules of Section 83, but rather the rules discussed above under Incentive Stock Options.

     MINIMUM TAX. In addition to the tax consequences described above, the exercise of ISOs granted under the 1995 Stock Plan may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to regular taxable income, adjusted for certain limited deductions and losses, increased by items of tax preference, and reduced by a statutory exemption. The statutory exemption is phased out for certain higher income taxpayers. The bargain element at the time of exercise of an ISO, i.e., the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price, is included in the optionee's alternative minimum taxable income for purposes of the minimum tax, subject to the rules applicable to Restricted Stock.

     Thus, if upon exercise of an ISO an optionee receives stock that is not Restricted Stock, the bargain element is included in the optionee's alternative minimum taxable income in the year of exercise. If the optionee receives Restricted Stock on exercise of an ISO, the bargain element is measured and included in alternative minimum taxable income in the year(s) that the restrictions on the stock lapse(s), unless the optionee files a Section 83(b) election under the Code with the Internal Revenue Service within 30 days of the date of exercise of the ISO and thereby elects to include the bargain element in alternative minimum taxable income in the year of exercise. For purposes of determining alternative minimum taxable income (but not regular taxable income) for any subsequent year in which the taxpayer sells the stock acquired by exercise of the ISO, the basis of such stock will be its fair market value at the time the ISO was exercised. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against regular tax liability in later years.

     ERISA. The 1995 Stock Plan is not an employee benefit plan that is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the 1995 Stock Plan.

     OPTIONS GRANTED UNDER THE 1995 STOCK PLAN. The chart below indicates the number of Options that have been granted as of March 31, 1998 pursuant to the 1995 Stock Plan to (i) the Named Executive Officers, (ii) all current executive officers (other than the Named Executive Officers), as a group, (iii) all current directors who are not executive officers, as a group and (iii) all employees, including all current officers who are not executive officers, as a group.

                                                          NUMBER OF
                                                           OPTIONS
     GRANTEE                                               GRANTED
     ---------------------------------------------------- ---------
        Roger Paradis ...................................  74,800
        Peter W. Lorenz .................................  20,000
        Joseph V. Popolo ................................  30,100
        Jeffrey Largiader ...............................  27,300
        John P. Broderick ...............................  27,500
        Kathleen Innacelli ..............................  15,900
        Peter Lindsey ...................................  31,000
        All other executive officers as a group .........  73,750
        All non-employee directors as a group ...........       0
        All other employees as a group .................. 112,150


     The number of Stock Rights to be granted in the future pursuant to the 1995 Stock Plan is not currently determinable.


                                   PROPOSAL 3
                       AMENDMENT TO THE 1995 DIRECTOR PLAN

     In 1995, the Board of Directors of the Company adopted and the stockholders approved the 1995 Director Plan to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors. Under the terms of the Plan, each Director has received and each future Director upon joining the Board will receive options to purchase 18,750 shares of Common Stock. No executive officers or employees of the Company will be entitled to be granted options under the 1995 Director Plan. There are presently 11,250 options available for future grant under the 1995 Director Plan. Because of the limited number of remaining shares and the two unfilled seats on the Board, the Board of Directors authorized additional shares for future awards, subject to stockholder approval. The 75,000 additional shares for which approval is sought represents approximately 1.5% of the Company's outstanding shares of Common Stock at March 31, 1998. As of April 24, 1998, the market value of the additional 75,000 shares of Common Stock authorized for issuance under the 1995 Director Plan was $703,125.

AMENDMENT TO THE 1995 DIRECTOR PLAN

     On March 12, 1997, the Board of Directors of the Company, subject to and effective upon stockholder approval, adopted an amendment to the 1995 Director Plan to reserve an additional 75,000 shares of Common Stock for issuance under the 1995 Director Plan.

     DESCRIPTION OF THE 1995 DIRECTOR PLAN. If the amendment is approved, a total of 187,500 shares of Common Stock will be reserved for issuance upon the exercise of options under the 1995 Director Plan (subject to adjustment to capital changes). Shares subject to Options which for any reason expire or are terminated unexercised may again be available for grant under the 1995 Director Plan. Unless sooner terminated, the 1995 Director Plan will terminate on April 21, 2005. See "Executive Compensation - 1995 Non-Employee Director Plan" for a description of the 1995 Director Plan. The complete text of the 1995 Director Plan is attached as Exhibit B hereto and the description contained herein is qualified in its entirety by the full text of the 1995 Director Plan.

     For a general description of the Federal income tax consequences of the issuance and exercise of options under the 1995 Director Plan, see "Amendments to 1995 Stock Plan" -- "Federal Income Tax Consequences" -- "Non-Qualified Options" and "Special Rules for Restricted Stock."


                                   PROPOSAL 4
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has designated Ernst & Young LLP as the Company's independent auditors for the current fiscal year and recommends ratification of their appointment. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders and will be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

                                     GENERAL

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement, which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling and mailing all proxy material that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Company's Common Stock held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, telecopier or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.

     The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report") has been forwarded to all stockholders. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests for copies of such report should be directed to Roger Paradis, President, Programmer's Paradise, Inc, 1163 Shrewsbury Avenue, Shrewsbury New Jersey 07702.


                              STOCKHOLDER PROPOSALS

     The Annual Meeting of Stockholders for the fiscal year ending December 31, 1998 is expected to be held on or about June 15, 1999, with the mailing of proxy materials for such meeting to be made on or about April 30, 1999. All proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than November 30, 1998 in order to be consulted for inclusion in the proxy statement and form of proxy related to that meeting.


                                            By Order of the Board of Directors,


                                            Roger Paradis, Chairman
                                            and Chief Executive Officer

April 30, 1998

                                    EXHIBIT A

                           PROGRAMMER'S PARADISE, INC.
                                1995 STOCK PLAN*

                        [AMENDMENT IS SET FORTH IN BOLD]

     1. PURPOSE. The 1995 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Programmer's Paradise, Inc. (the "Company") and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 425 of the Code.

     2. ADMINISTRATION OF THE PLAN.

     (a) BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (the "Committee") of three or more of its members to administer this Plan. To the extent required by Rule 16b-3 or any successor provision ("Rule 16b-3") of the Securities Exchange Act of 1934, with respect to specific grants of Stock Rights, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

------------
* All numbers of shares of Common Stock set forth herein have been adjusted to account for the four-for-three reverse stock split effected on May 25, 1995.

     (b) COMMITTEE ACTION. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     (c) GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board consistent with the provisions of the third sentence of paragraph 2(a) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the third sentence of paragraph 2(a) above, members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

     3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares that may be issued pursuant to the Plan is 1,137,500 shares, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted or amended from time to time by a vote of stockholders or otherwise pursuant to paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Options shall again be available for grants of Stock Rights under the Plan.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after April 21, 1995 and prior to April 21, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

     6. MINIMUM OPTION PRICE; ISO LIMITATIONS.

     (a) PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) fifty (50%) percent of the fair market value per share of Common Stock on the date of such grant.

     (b) PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

     (c) $100,000 ANNUAL LIMITATION ON ISOS. Each eligible employee may be granted ISOs only to he extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

     (d) DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     (e) MAXIMUM OPTION GRANT. The maximum option grant that may be made to an employee of the Company in any calendar year shall not cover more than 200,000 shares, subject to adjustment as provided in paragraph 13.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each option granted under the Plan shall be exercisable as follows:

          (a) FULL VESTING OR PARTIAL VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          (b)  FULL  VESTING  OF  INSTALLMENTS.   Once  an  installment  becomes
     exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          (c) PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          (d) ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(b)(7) of the Code, as described in paragraph 6(c).

     9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of sixty (60) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10. DEATH; DISABILITY.

     (a) DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

     (b) DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

     11. ASSIGNABILITY. No Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each option shall be exercisable only by him.

     12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, take one or more of the following actions: (a) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options, or make provision for the exchange of such Options, the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition (less the exercise price thereof not paid); or (b) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options any equity securities of the successor corporation; or (c) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (d) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (e) accelerate the date of exercise of such options or of any installment of any such Options; or (f) terminate all options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation.

          (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

          (d) MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

          (e) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          (f) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (g) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          (h) ADJUSTMENTS. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subpara-
   graphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) in the discretion of the Committee, by delivery (including by telecopier) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) or (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. The Plan shall expire on April 21, 2005 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

     20. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, the holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     21. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                                                                       EXHIBIT B


                           PROGRAMMER'S PARADISE, INC.
                       1995 NON-EMPLOYEE DIRECTOR PLAN*

                        [AMENDMENT IS SET FORTH IN BOLD]

     1. PURPOSE. This stock option plan, to be known as the 1995 Non-Employee Director Plan (hereinafter, the "Plan"), is intended to promote the interests of Programmer's Paradise, Inc., a Delaware corporation (hereinafter, the "Company"), by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors.

     2. RIGHTS TO BE GRANTED. Under the Plan, non-qualified stock options are granted that give an optionee the right for a specified period of time to purchase a pre-determined number of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"). The option price is determined automatically at the time of the grant in each instance in accordance with the terms of this Plan.

     3. AVAILABLE SHARES. The total number of shares of Common Stock of the Company for which options may be granted under the Plan shall not exceed 187,500 shares, subject to adjustment in accordance with Section 13 hereof. Shares of Common Stock subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares of Common Stock reserved therefor shall revert to the option pool and continue to be available for grant under the Plan.

     4. ADMINISTRATION. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

     5. OPTION AGREEMENT. Each option granted under the provisions of this Plan shall be evidenced by an Option Agreement, in such form as may be approved by the Committee, which Agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the officer executing it.

     6. ELIGIBILITY AND LIMITATIONS. Options may be granted pursuant to the Plan only to non-employee members of the Board of Directors of the Company who are not officers of the Company and who must hold the options (and the shares of Common Stock issuable upon exercise thereof) individually in their own names. In the event any non-employee director also becomes an officer or employee of the Company, then all future installments of any Option previously granted shall not be exercisable from and after the date such person becomes an employee or officer of the Company. The optionee shall nevertheless be entitled to exercise any installment of any Option which was exercisable prior to the person becoming an officer or employee of the Company.

     7. OPTION PRICE. The purchase price of the Common Stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 13 hereof. For

------------
 * All numbers of shares of Common Stock set forth herein have been adjusted to account for the four for three reverse stock split effects on May 17, 1995.

purposes of the Plan, the fair market value of a share of Common Stock on any day shall be (a) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (b) the last reported sale price (on that date), of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (c) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List; or (d) if the Common Stock is not then traded or listed for quotation on any exchange, the fair market value of the Common Stock shall be determined as of the most recent sale price for the Common Stock or the grant of any option therefor under any other stock option plan of the Company.

     8. AUTOMATIC GRANT OF OPTIONS. Each outside (i.e., non-employee) director of the Company as of April 1, 1995 shall be granted a non-qualified option to purchase 18,750 shares of Common Stock. Each individual who joins the Board as a non-employee director after such date shall automatically be granted a non-qualified stock option to purchase 18,750 shares of Common Stock at the time such individual first joins the Board.

     9. PERIOD OF OPTION. The options granted hereunder shall expire on a date which is ten (10) years after the date of grant of the options and the Plan shall terminate when all options granted hereunder have terminated.

     10. EXERCISE OF OPTION. Subject to the terms and conditions of the Plan and the Option Agreement, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by first class or registered or certified mail or in person addressed to the Treasurer or Chief Financial Officer of the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option, valued at fair market value determined in accordance with the provisions of Section 7 hereof. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. Upon notification from the Company, the transfer agent shall prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the stock transfer books of the Company and shall cause the fully executed certificates representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

     11. VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS.

          (a) VESTING. On the terms and subject to the conditions set forth in the Plan, shares of Common Stock underlying the options granted under the Plan ("Option Shares") shall vest in the optionee and thus become exercisable in installments, in accordance with the following schedule:

CUMULATIVE NUMBER OF
OPTION SHARES FOR WHICH                             DATE OF VESTING AND
OPTION IS EXERCISABLE                            EXERCISABILITY OF OPTION
-----------------------------   ----------------------------------------------------------
20% of total Option Shares      1 year anniversary of the date of the grant of the option
40% of total Option Shares      2 year anniversary of the date of the grant of the option
60% of total Option Shares      3 year anniversary of the date of the grant of the option
80% of total Option Shares      4 year anniversary of the date of the grant of the option
100% of total Option Shares     5 year anniversary of the date of the grant of the option

     The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

          (b) LEGEND ON CERTIFICATES. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

          (c) NON-TRANSFERABILITY. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

     12. TERMINATION OF OPTION RIGHTS.

          (a) In the event an optionee voluntarily resigns or voluntarily ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any options granted to such optionee shall, to the extent any portion of such options are not then exercisable, immediately terminate and become void. Any options which are then exercisable but have not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent any portion of such options are then exercisable, by the optionee at any time prior to the scheduled expiration date of the option. Notwithstanding the foregoing, in the event any optionee (i) ceases to be a member of the Board of Directors at the request of the Company, (ii) is removed without cause, or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request of the Company, then any portion of any Option granted to such optionee which is not then exercisable shall be accelerated and such Option shall be fully exercisable by the optionee at any time prior to the scheduled expiration date. No portion of the option may be exercised if the optionee is removed from the Board of Directors for any one of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the disinterested members of the Board of Directors).

          (b) In the event that an optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such optionee may be exercised, to the extent of the number of shares with respect to which an optionee could have exercised it on the date of such disability or death (by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

          (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) RECAPITALIZATION ADJUSTMENTS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under this plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full ten business days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by the Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

          (c) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (d) ADJUSTMENTS. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 3 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this Section 13 and its determination shall be conclusive.

     If an option hereunder shall be assumed, or a new option substituted therefor, as a result of the sale of the Company, whether by a corporate merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation or by a parent corporation or a subsidiary thereof shall be considered for purposes of an option to be membership on the Board of Directors of the Company.

     14. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the provisions of Sections 8 and 10 hereof, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

          (a) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

          (b) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities acts as now in force or hereafter amended; and until the Company has complied with all applicable laws and regulations, including without limitation, all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised under the Plan.

     15. REPRESENTATION OF OPTIONEE. If requested by the Company, the optionee shall deliver written warranties and representations upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     16. APPROVAL OF STOCKHOLDERS. The effectiveness of this Plan and the grant of all options hereunder is in all respects subject to approval by the Company's stockholders.

     17. ACCELERATION AND VESTING OF OPTION FOR BUSINESS COMBINATIONS. Upon any merger, consolidation, sale of all or substantially all of the assets of the Company, or other business combination involving the sale or transfer of all or substantially all of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business, then all options granted under the Plan shall, immediately prior to the consummation of any of the foregoing events, become fully vested and immediately exercisable by the optionee.

     18. TERMINATION AND AMENDMENT OF PLAN. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at a meeting of stockholders, (a) increase the maximum number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any participating Director hereunder; (b) change the provisions of the Plan regarding the termination of the options or the time when they may be exercised; (c) change the period during which any options may be granted or remain outstanding or the date on which the Plan shall terminate; (d) change the designation of the class of persons eligible to receive options, or otherwise change Section 7 hereof; or (e)
materially increase benefits accruing to option holders under the Plan. In no event, however, may any provision of the Plan specified in Rule
16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) of the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility and who may participate in the Plan, the amount and price of shares for which options may be granted or the timing of awards,) be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in Section 16, termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.

     19. COMPLIANCE WITH REGULATIONS. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     20. GOVERNING LAW. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

--------------------------------------------------------------------------------
                          PROGRAMMER'S PARADISE, INC.
             1163 SHREWSBURY AVENUE, SHREWSBURY, NEW JERSEY 07702

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROGER PARADIS and JOHN P. BRODERICK with the power to appoint their substitutes, and hereby authorizes them to represent and to vote on behalf of the undersigned all the shares of common stock par value $.01 per share (the "Common Stock"), of Programmer's Paradise, Inc., held of record by the undersigned on April 29, 1998, at the Annual Meeting of Stockholders to be held on June 16, 1998 at 9:00 A.M. local time at the Molly Pitcher Hotel, Red Bank, New Jersey, or any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of and proxy statement for the Meeting (receipt whereof is hereby acknowledged).

1. ELECTION OF DIRECTORS  FOR all nominees listed  WITHHOLD AUTHORITY to vote
                          below [ ]                for nominees listed below [ ]
                          (except as marked to the contrary below)

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------
ROGER PARADIS, F. DUFFIELD MEYERCORD, EDWIN H. MORGENS, WILLIAM WILLETT and ALLAN WEINGARTEN

2. PROPOSAL TO APPROVE the amendment to the Company's 1995 Stock Plan to reserve an additional 675,000 shares of Common Stock for issuance thereunder. - For - Against - Abstain

3. PROPOSAL TO APPROVE the amendment to the Company's 1995 Non-Employee Director Plan to reserve an additional 75,000 shares of Common Stock for issuance thereunder. - For - Against - Abstain

4. PROPOSAL TO RATIFY AND APPROVE the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998. - For - Against - Abstain

5. In their discretion the Proxies are authorized to vote upon such other business as may properly be brought before the Meeting.

             (continued, and to be executed, on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3,AND 4.

     Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.
I will [ ]      will not [ ] attend this Meeting.

                                                 Dated:___________________, 1998

                                                 ------------------------------
                                                           SIGNATURE

                                                 ------------------------------
                                                   SIGNATURE IF HELD JOINTLY.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------